                                                 Exhibit 99.1

BARINGS BDC, INC. ANNOUNCES QUARTERLY CASH DIVIDEND OF $0.19 PER SHARE, REPORTS PRELIMINARY FOURTH QUARTER 2020 RESULTS AND ANNOUNCES CONFERENCE CALL TO DISCUSS FOURTH QUARTER AND FULL YEAR 2020 RESULTS
CHARLOTTE, N.C., February 9, 2021 - Barings BDC, Inc. (NYSE: BBDC) ("Barings BDC" or the "Company") today announced that the Company's Board of Directors declared a quarterly cash dividend of $0.19 per share for the quarter ending March 31, 2021. The Company is also pleased to report preliminary financial and operating results for the fourth quarter of 2020 and that it has scheduled a conference call to discuss fourth quarter and full year 2020 financial and operating results for Wednesday, March 24, 2021, at 9:00 a.m. ET.
Preliminary Financial and Operating Results - Three Months Ended December 31, 2020

Per share highlights	Three Months Ended December 31, 2020
Estimated net investment income(1)	$0.19
Estimated range of net increase in net assets resulting from operations(1)	$0.44 - $0.46
Estimated range of net asset value as of December 31, 2020	$10.97 - $10.99
(1) Based on weighted average shares outstanding during the period.
“Barings BDC expects to report increased net investment income and strong investment performance for the quarter ended December 31, 2020,” said Eric Lloyd, Chief Executive Officer of Barings BDC. “The Company strengthened its portfolio diversification and increased the earnings power of the investment portfolio through record net capital deployment across our global middle-market lending footprint. Furthermore, Barings' strong origination pipeline and wide investment frame of reference allowed us to effectively complete the rotation out of our initial broadly syndicated loan portfolio.”
Jonathan Bock, Chief Financial Officer, stated “Based on strong earning-asset growth, continued momentum in the first quarter 2021 investment pipeline, and strong credit performance of both our middle-market and cross-platform investments, we are pleased to announce that the Board of Directors has declared a first quarter 2021 dividend of $0.19 per share, an increase of $0.02 per share versus the fourth quarter of 2020.”
Recent Portfolio Activity
During the three months ended December 31, 2020, the Company's originations in new middle-market investment commitments were $528 million across 24 new and 17 existing portfolio companies at a weighted average all-in spread of approximately 7.2%. Cross-platform originations totaled $38 million at a weighted average all-in spread of approximately 15.0%, excluding equity and joint ventures. These figures exclude the recently acquired MVC Capital, Inc. ("MVC") investment portfolio. Sales and repayments totaled $239 million. As of December 31, 2020, the fair value of the Company's total investment portfolio, including the acquired MVC investment portfolio, is estimated to be approximately $1.5 billion, up from $1.1 billion as of September 30, 2020.
MVC Acquisition
On December 23, 2020, the Company completed its acquisition of MVC and onboarded approximately $185 million of investments (at fair value) across 18 portfolio companies. As of December 31, 2020, the weighted average yield on the fair value of the MVC debt investment portfolio was approximately 13.4%.
Commenting on the completed merger, Ian Fowler, President of Barings BDC, said, “We remain pleased with the performance of the acquired MVC portfolio as well as its rotation into Barings-originated first lien senior secured investments. Following our deal announcement in August 2020, the MVC portfolio experienced sales and repayments of approximately $35 million, with approximately $185 million of new investments being added to our schedule of investments in connection with the closing. Based on strong market dynamics, we continue to see long-term appreciation tailwinds on the investment portfolio as we seek value maximization and further rotation into Barings-originated investments.”
Following the closing of the merger with MVC, Barings LLC and Barings BDC entered into an amended and restated investment advisory agreement that, among other things, (i) reduced the annual base management fee payable to Barings LLC from 1.375% to 1.250% of Barings BDC's gross assets effective January 1, 2021, and (ii) reset the commencement date for the rolling 12-quarter "look-back" provision used to calculate the income incentive fee and incentive fee cap to January 1, 2021 from January 1, 2020.
Barings LLC also entered into a credit support agreement with Barings BDC, for the benefit of the combined company, to protect against net cumulative unrealized and realized losses of up to $23.0 million on the acquired MVC investment portfolio over the next 10 years.
In connection with the closing of the merger, Barings BDC's board of directors affirmed Barings BDC's commitment to open-market purchases of shares of Barings BDC's common stock in an aggregate amount of up to $15.0 million at then-current market prices at any time shares trade below 90% of Barings BDC's then most recently disclosed net asset value per share. Any repurchases pursuant to the authorized program will occur during the 12-month period commencing upon the filing of Barings BDC's quarterly report on Form 10-Q for the quarter ending March 31, 2021 and are expected to be made in accordance with a repurchase plan that qualifies for the safe harbors provided by Rules 10b5-1 and 10b-18 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as well as subject to compliance with the covenants in Barings BDC's borrowing arrangements, including its $800 million senior secured revolving credit agreement, and certain other regulatory requirements.
Liquidity and Capitalization
As of December 31, 2020, the Company had unrestricted cash of $89.0 million, short-term money market fund investments of $65.6 million, $719.7 million of borrowings outstanding under its $800.0 million senior secured revolving credit agreement and $225.0 million aggregate principal amount of unsecured notes outstanding. In addition, the Company had a net receivable from unsettled transactions of $45.9 million and commitments from third-party investors to purchase an additional $25.0 million aggregate principal amount of senior unsecured notes under its Note Purchase Agreement entered into on August 3, 2020 (the “August 2020 NPA”), subject to the terms of the August 2020 NPA. The Company estimates that its total debt-to-equity ratio was 1.32x at December 31, 2020, with an estimated total net debt-to-equity ratio of 1.04x after adjusting for unrestricted cash, short-term investments and net receivables from unsettled transactions.
On October 15, 2020, the Company fully repaid all remaining outstanding notes under its term debt securitization totaling $178.3 million with available cash and short-term money market fund investments.
On November 4, 2020, the Company entered into a Note Purchase Agreement (the "November 2020 NPA") governing the issuance of (i) $62.5 million in aggregate principal amount of Series B senior unsecured notes ("Series B Notes") due November 2025 with a fixed interest rate of 4.25% per year and (ii) $112.5 million in aggregate principal amount of Series C senior unsecured notes ("Series C Notes" and, collectively with the Series B Notes, the "November Notes") due November 2027 with a fixed interest rate of 4.75% per year, in each case, to qualified institutional investors in a private placement. Each stated interest rate is subject to a step up of (x) 0.75% per year, to the extent the applicable November Notes do not satisfy certain investment-grade ratings conditions and/or (y) 1.50% per year, to the extent the ratio of secured debt to total assets exceeds specified thresholds, measured as of each fiscal quarter end. The November Notes were delivered and paid for on November 5, 2020. The Series B Notes will mature on November 4, 2025 and the Series C Notes will mature on November 4, 2027 unless redeemed, purchased or prepaid prior to such date by the Company in accordance with their terms. Interest on the November Notes will be due semiannually. The Company is obligated to offer to repay the November Notes at par if certain change in control events occur. All optional prepayments made on or prior to the date that is six months prior to the stated maturity date for the applicable November Notes are subject to a make-whole premium. The November Notes are the Company's general unsecured obligations that rank equal in right of payment with all outstanding and future unsecured unsubordinated indebtedness issued by the Company.
In connection with the November 2020 NPA, also on November 4, 2020, the Company amended the August 2020 NPA to reduce the aggregate principal amount of unissued additional senior unsecured notes from $50.0 million to $25.0 million.

Dividend Information
The Board has declared a quarterly cash dividend of $0.19 per share for the quarter ending March 31, 2021.
The Company’s first quarter 2021 dividend will be payable as follows:
First Quarter 2021 Dividend:
Amount per share:         $0.19
Record date:             March 10, 2021
Payment date:             March 17, 2021
Dividend Reinvestment Plan
Barings BDC has adopted a dividend reinvestment plan (“DRIP”) that provides for reinvestment of dividends and distributions on behalf of its stockholders, unless a stockholder elects to receive cash. As a result, when the Company declares a cash dividend or distribution, stockholders who have not opted out of the DRIP will have their cash dividends or distributions automatically reinvested in additional shares of the Company’s common stock, rather than receiving cash.
When the Company declares and pays dividends and distributions, it determines the allocation of the distribution between current income, accumulated income and return of capital on the basis of accounting principles generally accepted in the United States (“GAAP”). At each year end, the Company is required for tax purposes to determine the allocation based on tax accounting principles. Due to differences between GAAP and tax accounting principles, the portion of each dividend distribution that is ordinary income, capital gain or return of capital may differ for GAAP and tax purposes. The tax status of the Company’s distributions can be found on the Investor Relations page of its website.
Conference Call to Discuss Fourth Quarter and Full Year 2020 Results
Barings BDC has scheduled a conference call to discuss fourth quarter and full year 2020 financial and operating results for Wednesday, March 24, 2021, at 9:00 a.m. ET.
To listen to the call, please dial 877-407-8831 or 201-493-6736 approximately 10 minutes prior to the start of the call. A taped replay will be made available approximately two hours after the conclusion of the call and will remain available until April 7, 2021. To access the replay, please dial 877-660-6853 or 201-612-7415 and enter conference ID 13716154.
This conference call will also be available via a live webcast on the investor relations section of its website at https://ir.barings.com/ir-calendar. Access the website 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the Company's website until April 7, 2021.
Forward-Looking Statements
Statements included herein may constitute “forward-looking statements,” which relate to future events or Barings BDC’s future performance or financial condition, and include statements including, but not limited to, the preliminary estimates of fourth quarter 2020 financial and operating results and net asset value. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations or beliefs, and which are subject to risks and uncertainties that may cause actual results to differ materially. Forward-looking statements also include, but are not limited to, the ability of Barings LLC to manage Barings BDC and identify investment opportunities, are subject to change at any time based upon economic, market or other conditions, including with respect to the impact of the COVID-19 pandemic and its effects on Barings BDC's and its portfolio companies' results of operations and financial condition, and may not be relied upon as investment advice or an indication of Barings BDC's trading intent. More information on these risks and other potential factors that could affect Barings BDC's financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein, is and will be included in Barings BDC’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Barings BDC's annual report on Form 10-K and quarterly reports on Form 10-Q. In addition, there is no assurance that Barings BDC or any of its affiliates will purchase additional shares of Barings BDC at any specific discount levels or in any specific amounts. There is no assurance that the market price of Barings BDC’s shares, either absolutely or relative to net asset value, will increase as a result of any share repurchases, or that any repurchase plan will enhance stockholder value over the long term.
The preliminary estimates of fourth quarter 2020 financial and operating results and net asset value furnished in this press release are based on the Company's preliminary determinations and current expectations, and such information is inherently uncertain. The preliminary estimates are subject to completion of the Company's customary period-end closing and review procedures and third-party audit and review, including the determination of the fair value of the Company's portfolio investments by the Company's Board of Directors, and have not yet been approved by the Company's Board of Directors. As a result, actual results could differ materially from the current preliminary estimates based on adjustments made during the Company's period-end closing and review procedures and third party review, and the Company's reported information in its Annual Report on Form 10-K for the year ended December 31, 2020 may differ from this information, and any such differences may be material. In addition, the information furnished in this press release does not include all of the information regarding the Company's financial condition and results of operations for the quarter and year ended December 31, 2020 that may be important to readers. As a result, readers are cautioned not to place undue reliance on the information furnished in this press release and should view this information in the context of the Company's fourth quarter and full year 2020 results when such results are disclosed by the Company in its Annual Report on Form 10-K for the year ended December 31, 2020. The information furnished in this press release is based on current expectations that involve substantial risks and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information.
Non-GAAP Financial Measures
To provide additional information about the Company's results, the Company’s management has discussed in this press release the Company’s estimated net debt (calculated as total debt less unrestricted cash, short-term investments and net receivables from unsettled transactions) and its estimated net debt-to-equity ratio (calculated as net debt divided by total net assets), which are not prepared in accordance with GAAP. These non-GAAP measures are included to supplement the Company’s estimated preliminary financial information presented in accordance with GAAP and because the Company uses such measures to monitor and evaluate its leverage and financial condition and believes the presentation of these measures enhances investors’ ability to analyze trends in the Company’s business and to evaluate the Company’s leverage and ability to take on additional debt. However, these non-GAAP measures have limitations and should not be considered in isolation or as a substitute for analysis of the Company's financial results as reported under GAAP.
These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's estimated preliminary results of operations in conjunction with their corresponding GAAP measures. Pursuant to the requirements of Item 10(e) of Regulation S-K, as promulgated under the Exchange Act, the Company has provided a reconciliation of these estimated preliminary non-GAAP measures in the last table included in this press release.
About Barings BDC
Barings BDC, Inc. (NYSE: BBDC) is a publicly traded, externally managed investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Barings BDC seeks to invest primarily in senior secured loans to private U.S. middle market companies that operate across a wide range of industries. Barings BDC's investment activities are managed by its investment adviser, Barings LLC, a leading global asset manager based in Charlotte, NC with $345 billion* of AUM firm-wide. For more information, visit www.baringsbdc.com.
About Barings LLC
Barings is a $345 billion* global investment manager sourcing differentiated opportunities and building long-term portfolios across public and private fixed income, real estate, and specialist equity markets. With investment professionals based in North America, Europe and Asia Pacific, the firm, a subsidiary of MassMutual, aims to serve its clients, communities and employees, and is committed to sustainable practices and responsible investment. Learn more at www.barings.com.
*Assets under management as of December 31, 2020
Media Contact:
Cheryl Krauss, Media Relations, Barings, 980-417-5858, cheryl.krauss@barings.com
Investor Relations:
BDCinvestorrelations@barings.com, 888-401-1088

BARINGS BDC, INC.
Unaudited Reconciliation of Estimated Preliminary Debt to Net Debt and
Calculation of Estimated Preliminary Net Debt-to-Equity Ratio

(dollars in millions except ratios)	Estimated Ranges as of December 31, 2020
Total debt (principal)	$944.7	$944.7
minus: Unrestricted cash	(89.0)	(89.0)
minus: Short-term investments	(65.6)	(65.6)
plus: Payable from unsettled transactions	1.5	1.5
minus: Receivable from unsettled transactions	(47.4)	(47.4)
Total net debt(1)	$744.2	$744.2

Total net assets	$716.5	$717.8

Total net debt-to-equity ratio(1)	1.04x	1.04x
(1) See the "Non-GAAP Financial Measures" section of this press release.